UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

Current Report to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 20, 2000

MARINE TRANSPORT CORPORATION

COMMISSION FILE NUMBER
000-11573

DELAWARE (State or other jurisdiction incorporation or organization)	13-2625280 (I.R.S. Employer Identification No.)

1200 HARBOR BOULEVARD, C-901,
WEEHAWKEN, NJ 07082-0901
(Address of principal executive offices)
Registrant's telephone number, including area code 201-330-0200

ITEM 5.     OTHER EVENTS

          On December 20, 2000 the Registrant issued the following press release:

Contact:

Crowley Maritime Corporation Bill Verdon 510-251-7574 Marine Transport Corporation Mark Filanowski 201-330-0200 Ext. 203 William W. Galvin III The Galvin Partnership 203-618-9800

Crowley Maritime Corporation
will Acquire Marine Transport Corporation
in all-Cash Tender Offer

Oakland, California -- December - 20, 2000 – Crowley Maritime Corporation and Marine Transport Corporation jointly announced today that Crowley has agreed to acquire all of the outstanding shares of Marine Transport Corporation (Nasdaq: MTLX) for $7.00 per share.

Under the agreement entered into by the parties, a wholly-owned subsidiary of Crowley will commence a tender offer within the next ten business days. The transaction is conditioned upon a minimum number of Marine Transport’s shares being tendered, regulatory approvals, and other standard closing conditions. The tender offer is not conditioned upon financing.

Thomas B. Crowley, Jr., Chairman of the Board and Chief Executive Officer of Crowley said, “Our investment in Marine Transport is a unique opportunity for Crowley to add a complementary business line to our present maritime activities. It is our plan to allow Marine Transport to pursue its present strategic plan with its dedicated management and employees, supported by the joint resources of the combined companies. This is an historic event for the U.S. Maritime community in many respects, and we look forward to developing expanded growth opportunities with Marine Transport.”

Richard du Moulin, Chairman and Chief Executive Officer of Marine Transport said, “We believe this transaction provides significant value realization to our existing stockholders. Crowley is one of the most well respected companies in our business. They know our industry and are deeply committed to it. We look forward to working together.” ING Barings LLC advised Marine Transport with respect to this transaction.

Oakland-based Crowley Maritime Corp., founded in 1892, is primarily a family- and employee-owned company engaged in integrated logistics, marine transportation and related services. The corporation, with more than 100 offices in major ports and cities around the world, has several operating subsidiaries, including Crowley Liner Services, Crowley Marine Services, Crowley Petroleum Transport and Crowley Logistics. Additional information about the corporation, its subsidiaries and business units may be found on the Internet at www.crowley.com.

Marine Transport Corporation is a U.S.-based supplier of marine transportation services, with one of the largest U.S.- based fleets of ocean going vessels. Marine Transport’s core business is industrial shipping with leading chemical and energy customers. Marine Transport’s Houston-based operation, MTL Petrolink, provides crude oil lightering services in the Gulf of Mexico.

The tender offer described in this announcement has not yet commenced, and this announcement is neither an offer to purchase nor a solicitation of an offer to sell securities nor a recommendation with respect to the tender offer. The tender offer will be made only through an Offer to Purchase and a related Letter of Transmittal. A tender offer statement on Schedule TO will be filed by Crowley with the Securities and Exchange Commission (“SEC”) within the next ten business days, and a recommendation statement on Schedule 14D-9 will be filed with the SEC by Marine Transport, in connection with the transaction.

Stockholders of Marine Transport are urged to read the tender offer statement and the recommendation statement carefully because they contain important information. When the tender offer statement, recommendation statement and other documents are filed with the SEC, investors will be able to obtain copies of these documents and other filed documents relating to Marine Transport and the transaction for free at the SEC’s web site, www.sec.gov. In addition, copies of the tender offer statement and other documents relating to the transaction will be made available to all stockholders of Marine Transport at no expense to them.

Signatures

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2000	Marine Transport Corporation (Registrant) By: /s/ Richard T. Du Moulin Richard T. Du Moulin President and Chief Executive Officer